AGREEMENT FOR SHARE EXCHANGE

THIS AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is dated as of January 8, 2010, by and among V2K INTERNATIONAL, INC., a Colorado corporation (“V2K”), and FUWAYSUN TECHNOLOGY, LTD, a Colorado Corporation (“FUWAYSUN”).

RECITALS:

V2K and FUWAYSUN desire to complete a share exchange transaction pursuant to which V2K shall acquire all of the issued and outstanding common stock of FUWAYSUN solely in exchange for the issuance of shares of voting stock of V2K; and

THE Board of Directors of V2K and the Board of Directors of FUWAYSUN have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

Shareholders holding a majority of the issued and outstanding common stock of FUWAYSUN have approved the proposed transaction, contingent upon satisfaction prior to closing of all the terms and conditions of this Agreement; and

THE Parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1

The Exchange.  At the Closing (as hereinafter defined), V2K shall acquire all of the issued and outstanding common stock of FUWAYSUN from the shareholders of FUWAYSUN.   Consideration to be issued by V2K shall be a total of up to 58,055,000 shares of its common stock (the “Exchange Shares”), which shares shall be issued on a 1:1 basis in exchange for the issued and outstanding shares of FUWAYSUN, representing 100% of the issued and outstanding common stock of FUWAYSUN (exclusive of any shares of FUWAYSUN held by shareholders who elect to exercise their right to dissent and obtain payment for the fair value of their shares in accordance with the provisions of Section 7-113-102, et.seq of the Colorado  Business Corporation Act).  The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through issuance of the Exchange Shares, and after taking into account a 1:125 reverse split of the issued and outstanding stock of V2K applicable to shareholders of record as of December 15, 2009, which became effective as of December 17, 2009, V2K shall have a total of approximately 58,353,379 shares of its common stock issued and outstanding.  For US Federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2

Closing and Effective Time.  Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of V2K.  V2K represents and warrants to FUWAYSUN as follows:

(a)

Organization, Standing and Power.  V2K is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)

Capital Structure.  As of the date of execution of this Agreement, the authorized capital stock of V2K consists of a total of 110,000,000 shares, including 100,000,000 shares of $0.001 par value Common Stock, of which 298,379 shares are currently issued and outstanding following completion of a 1:125 reverse split which became effective on December 17, 2009, and 10,000,000 shares of $0.001 par value Preferred Stock, of which no shares are issued and outstanding.  The Exchange Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of V2K approving such issuance, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as otherwise specified in Schedule 2.1(b), as of the date of execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from V2K at any time, or upon the happening of any stated event, any shares of the capital stock of V2K whether or not presently issued or outstanding.

(c)

Certificate of Incorporation, Bylaws, and Minute Books.  The copies of the Articles of Incorporation, Bylaws and other corporate documents of V2K which have been delivered to FUWAYSUN are true, correct and complete copies thereof.  The minute book of V2K, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the

Board of Directors (and any committee thereof) and of the shareholders of V2K since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d)

Authority.  V2K has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of V2K.  No other corporate or shareholder proceedings on the part of V2K are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e)

Conflict with Other Agreements; Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of V2K or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to V2K which violation would have a material adverse effect on V2K taken as a whole.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to V2K in connection with the execution and delivery of this Agreement by V2K or the consummation by V2K of the transactions contemplated hereby.

(f)

Books and Records.  V2K has made and will make available for inspection by FUWAYSUN upon reasonable request all the books of V2K relating to the business of V2K.  Such books of V2K have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to FUWAYSUN by V2K are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)

Compliance with Laws.  V2K is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)

Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of V2K, threatened against or affecting V2K which is reasonably likely to have a material adverse effect on V2K, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against V2K having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(i)

SEC Filings.   V2K is a reporting company with the US Securities and Exchange Commission and is current in all of its required reporting obligations.   As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)

Financial Statements.  The financial statements of V2K included in its filings with the SEC comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of V2K as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)

Liabilities.  Except as disclosed on Schedule 2.1(k) attached hereto, V2K has no outstanding liabilities as of the date of execution of this Agreement.

(l)

Tax Returns.  V2K has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities.  There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against V2K.

(m)

Quotation on OTC Bulletin Board.

The Common Stock of V2K is currently eligible for quotation on the OTC Bulletin Board (the “Bulletin Board”), under the symbol VTOK.OB and V2K has not received any notices that its Common Stock will not be eligible for quotation on the Bulletin Board.

(n)

Indemnification.   V2K agrees to defend, indemnify and hold harmless FUWAYSUN and all of FUWAYSUN’S officers, directors, stockholders, employees and agents against any and all expenses, costs and damages,  (other than costs and expenses directly incurred by FUWAYSUN  and the officers, directors, stockholders, employees and agents of FUWAYSUN in the process of their due diligence investigation), including, but not limited to all expenses of defense and investigation relating thereto, of any and every nature and description, however incurred, arising out of any wrongful or negligent act or omission by V2K or any designee of V2K related to this Agreement, the transactions described herein, and any agreements or proceedings related to any of them.

2.2

Representations and Warranties of FUWAYSUN.  FUWAYSUN represents and warrants to V2K as follows:

(a)

 Organization, Standing and Power.  FUWAYSUN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)

Capital Structure.  The authorized capital stock of FUWAYSUN consists of 160,000,000 shares of Common Stock, including 150,000,000 shares of Common Stock without par value, of which 58,055,000 are currently issued and outstanding, and 10,000,000 shares of Preferred Stock without par value, of which no shares are currently issued and outstanding.  All outstanding shares of FUWAYSUN stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer.  All of the issued and outstanding shares of FUWAYSUN were issued in compliance with all applicable securities laws.  Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from FUWAYSUN at any time, or upon the happening of any stated event, any shares of the capital stock of FUWAYSUN.

(c)

Certificate of Incorporation, Bylaws and Minute Books.  The copies of the Articles of Incorporation, Bylaws and other corporate documents of FUWAYSUN which have been delivered to V2K are true, correct and complete copies thereof.  The minute books of FUWAYSUN which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of FUWAYSUN since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d)

Authority.  FUWAYSUN has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of a majority of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby.  Except as specified herein, no other corporate or shareholder proceedings on the part of FUWAYSUN are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)

Conflict with Agreements; Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of FUWAYSUN or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FUWAYSUN or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to FUWAYSUN in connection with the execution and delivery of this Agreement by FUWAYSUN, or the consummation by FUWAYSUN of the transactions contemplated hereby.

(f)

Financial Statements.   The consolidated unaudited financial statements of FUWAYSUN TECHNOLOGY (HK) COMPANY LIMITED, the subsidiary of FUWAYSUN, for the years ended March 31, 2009 and 2008, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of FUWAYSUN TECHNOLOGY (HK) COMPANY LIMITED, as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(g)

Books and Records.  FUWAYSUN has made and will make available for inspection by V2K upon reasonable request all the books of account, relating to the business of FUWAYSUN.  Such books of account of FUWAYSUN have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to V2K by FUWAYSUN are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h)

Compliance with Laws.  FUWAYSUN is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i)

Liabilities and Obligations.  FUWAYSUN has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the FUWAYSUN financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j)

Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of FUWAYSUN threatened against or affecting FUWAYSUN, which is reasonably likely to have a material adverse effect on FUWAYSUN, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FUWAYSUN having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)

Taxes.  FUWAYSUN has filed or will file within the time prescribed by law (including any extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and FUWAYSUN has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. FUWAYSUN knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l)

Licenses, Permits, Authorizations.  FUWAYSUN owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(m)

Subsidiaries.  FUWAYSUN is the beneficial owner of the entire issued share capital of the Fuwaysun Technology (HK) Company Limited, a Hong Kong  corporation which, through its wholly-owned subsidiaries, Forboss Solar (Shenzhen) Company Limited and Shenzhen Fuwaysun Technology Company Limited, is engaged in the development, production and sale of solar products.

(n)

Indemnification.   FUWAYSUN agrees to defend, indemnify and hold harmless V2K and all of V2K’S officers, directors, stockholders, employees and agents against any and all expenses, costs and damages,  (other than costs and expenses directly incurred by V2K and the officers, directors, stockholders, employees and agents of  V2K in the process of their due diligence investigation), including, but not limited to all expenses of defense and investigation relating thereto, of any and every nature and description, however incurred, arising out of any wrongful or negligent act or omission by FUWAYSUN or any designee of FUWAYSUN related to this Agreement, the transactions described herein, and any agreements or proceedings related to any of them.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1

Covenants of FUWAYSUN and V2K.  During the period from the date of this Agreement and continuing until the Closing Date, FUWAYSUN and V2K each agree as to themselves and their subsidiaries (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a)

Ordinary Course.  Each party shall carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b)

Dividends; Changes in Stock.  No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c)

Issuance of Securities.    No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d)

Governing Documents.  No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e)

No Dispositions.  Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f)

Indebtedness.  No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2

Other Actions.  No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1

Restricted V2K Shares.  The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933.  Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom.  The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.2

Access to Information.  Upon reasonable notice, V2K and FUWAYSUN shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of V2K and FUWAYSUN shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.  Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3

Legal Conditions to Exchange.  Each of V2K and FUWAYSUN shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange.  Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by V2K or FUWAYSUN or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.4

V2K Board of Directors and Officers.  The current officers and directors of V2K shall resign as of the Closing Date after appointment of successors designated by FUWAYSUN.

4.5

V2K Name Change.   V2K shall take such steps as may be reasonably necessary or appropriate to change its corporate name to a name designated by FUWAYSUN, either prior to Closing hereunder, or soon as reasonably possible thereafter.

4.6

V2K 10Q Filing.  As soon as reasonably possible after the Closing Date, but in any event no later than February 8, 2010, the current officers of V2K shall complete preparation of

V2K’s quarterly report on Form 10Q for the period ended December 31, 2009, and shall deliver such report to their successors appointed pursuant to Section 4.4 hereof for execution and filing. In conjunction with delivery of such report, the current Chief Executive Officer and Chief Financial Officer of V2K shall each provide a written certification to their successors to the effect that (i) the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report, and (ii) the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented.

ARTICLE V

CONDITIONS PRECEDENT

5.1

Conditions to Each Party's Obligation To Effect the Exchange.  The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2

Conditions to Obligations of V2K.  The obligation of V2K to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by V2K:

(a)

Representations and Warranties.  The representations and warranties of FUWAYSUN set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and V2K shall have received a certificate signed on behalf of FUWAYSUN by the President of FUWAYSUN to such effect.

(b)

Performance of Obligations of FUWAYSUN.  FUWAYSUN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and V2K shall have received a certificate signed on behalf of FUWAYSUN by the President to such effect.

(c)

Closing Documents.  V2K shall have received such certificates and other closing documents as counsel for V2K shall reasonably request.

(d)

Consents.  V2k shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(f)

Due Diligence Review.  V2K shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of FUWAYSUN and its subsidiaries, and shall not have determined that any of the representations or warranties of FUWAYSUN contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that FUWAYSUN is otherwise in violation of any of the provisions of this Agreement.

(g)

Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of V2K, made in good faith, would make the consummation of the Exchange imprudent.  In addition, there shall not be any other litigation or other proceeding pending or threatened against FUWAYSUN, the consequences of which, in the judgment of V2K, could be materially adverse to FUWAYSUN.

5.3

Conditions to Obligations of FUWAYSUN.  The obligation of FUWAYSUN to effect the Exchange is subject to the satisfaction of the following conditions unless waived by FUWAYSUN:

(a)

Representations and Warranties.  The representations and warranties of V2K set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, FUWAYSUN shall have received a certificate signed on behalf of V2K by the President to such effect.

(b)

Performance of Obligations of V2K.  V2K shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FUWAYSUN shall have received a certificate signed on behalf of V2K by the President to such effect.

(c)

Closing Documents.  FUWAYSUN shall have received such certificates and other closing documents as counsel for FUWAYSUN shall reasonably request.

(d)

Consents.  FUWAYSUN shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, including consent from shareholders holding a majority of the issued and outstanding Common Stock of Fuwaysun.

(e)

Due Diligence Review.  FUWAYSUN shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of V2K and shall not have determined that any of the representations or warranties of V2K contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that V2K is otherwise in violation of any of the provisions of this Agreement.

(f)

Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of FUWAYSUN, made in good faith, would make the consummation of the Exchange imprudent.  In addition, there shall not be any other litigation or other proceeding pending or threatened against V2K the consequences of which, in the judgment of FUWAYSUN, could be materially adverse to V2K.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)

by mutual consent of V2K and FUWAYSUN;

(b)

by either V2K or FUWAYSUN if there has been a material breach by the other party to this Agreement of any representation, warranty, covenant or agreement set forth herein,  which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c)

by either V2K or  FUWAYSUN if the Exchange shall not have been consummated before January 15, 2010.

6.2

Effect of Termination.  In the event of termination of this Agreement by V2K or  FUWAYSUN, as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto.  In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3

Amendment.  This Agreement may be amended by mutual agreement of V2K and FUWAYSUN, provided that any such amendment must be authorized by the respective Boards of Directors of V2K and FUWAYSUN, and to the extent required by law, approved by their respective shareholders.   Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4

Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1

Survival of Representations, Warranties and Agreements.  All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

If to V2K:

7853 E. Arapahoe Court

Suite 3100

Centennial, CO 80112

Tel: 303-202-1120

Fax: 303-202-5201

(b)

If to FUWAYSUN:

4807 S. Zang Way

Morrison, Co 80465

Tel:  303-979-2404

Fax: 303-321-3370

7.3

Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".  The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4

Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5

Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law.  Each party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7

No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8

Publicity.  Except as otherwise required by law, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9

Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

V2K INTERNATIONAL, INC.

BY:

/s/  Samuel Smith

1-08-2010

Executive Vice President

Date

FUWAYSUN TECHNOLOGY,  LTD.

BY:

Liang Chao Wei

2010.01.08

President

Date